                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______) pertaining to the 2001 Polymer Group Stock Option Plan of our report dated February 2, 2001 (except Note 16, as to which the date is April 12, 2001), with respect to the consolidated financial statements and schedule of Polymer Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP




Greenville, South Carolina
July 27, 2001